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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        As an independent registered public accounting firm, we hereby consent to the use, in the joint proxy statement/prospectus that forms a part of the Registration Statement on Form S-4 of Uranium Resources, Inc. of our report dated April 2, 2012, relating to the consolidated financial statements of Neutron Energy, Inc. and Subsidiaries as of December 31, 2011 and 2010 and for each of the years in the three year period ended December 31, 2011 and for the period from inception (March 25, 2005) through December 31, 2011. We also consent to the reference to our firm under the caption "Experts" in the joint proxy statement/prospectus contained in said Registration Statement filed with the Securities and Exchange Commission.

/s/ MAYER HOFFMAN MCCANN P.C. Mayer Hoffman McCann P.C. Denver, Colorado May 14, 2012

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm